                            EXHIBIT 11 TO FORM 10-KSB

COMPUTATION OF EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENTS

                                                           Year Ended December 31,
                                                      -----------------------------------
                                                           2000                1999
                                                      ----------------    ---------------
BASIC EARNINGS PER SHARE
Weighted average common shares outstanding ............     18,877,192      16,612,314
                                                          ============    ============
    Basic loss before extraordinary gain ..............   $      (0.46)   $      (0.62)
                                                          ============    ============
    Basic loss per share ..............................   $      (0.40)   $      (0.62)
                                                          ============    ============

DILUTED EARNINGS PER SHARE
Weighted average common shares outstanding ............     18,877,192      16,612,314
Shares issuable from assumed conversion of
       Convertible preferred stock ....................        259,458          96,830
Shares issuable from assumed conversion of
    common share options and warrants .................        507,459          10,437
                                                          ------------    ------------
Weighted average common shares outstanding, as adjusted     19,644,109      16,719,581
                                                          ============    ============
    Diluted loss before extraordinary gain ............   $      (0.44)   $      (0.61)
                                                          ============    ============
    Diluted loss per share ............................   $      (0.38)   $      (0.61)
                                                          ============    ============

EARNINGS FOR BASIC AND DILUTED COMPUTATION
Net loss before extraordinary gain ....................   $ (8,660,638)   $(10,250,238)
Extraordinary gain ....................................      1,126,034             ---
                                                          ------------    ------------
Net loss to common shareholders (basic and diluted
    earnings per share computation) ...................   $ (7,534,604)   $(10,250,238)
                                                          ============    ============

This calculation is submitted in accordance with Regulation S-K; although it is contrary to paragraphs 13 through 16 of the Financial Accounting Standards Board's Statement of Financial Standard No. 128, because it produces an antidilutive result.